Agreement on the Establishment of Shanghai General Foreign Language Online Learning Center

Party A: Shanghai Broadband Network Inc.
Party B: Shanghai General Foreign Language Testing Office
Party C: Technical Center of Shanghai City Information Office

For the purposes of training human resources in foreign languages demanded by Shanghai metropolis, making full use of advanced broadband network infrastructures available in Shanghai, and upgrading Shanghai's general foreign language testing ability, Parties A, B and C, based on consultations, have reached the following agreements with regard to joint efforts in establishing Shanghai General Foreign Language Online Learning Center (hereafter as Learning Center):

1. Parties A, B and C shall endeavor to establish the largest online foreign language learning center in Shanghai-Shanghai General Foreign Language Learning Center by making use of Shanghai's existing broadband network platforms and existing English language teaching materials in Party C's possession.

2. Party A shall be responsible for making financial investment to the construction of the Learning Center, placing teaching materials on the internet, and conducting maintenance on hardware and software as learning tools and the Learning Center's online system.

3. Party B shall be responsible for providing the Learning Center with teaching materials and foreign language teaching staffs, as well as conducting review and evaluation on the teaching materials and administering day-to-day counseling services regarding foreign language study.

4. Party C shall be responsible for providing broadband technical advice related to the Learning Center and project planning and advancement.

5. Party A and Party B shall set up a mechanism, in which students participating in Shanghai general foreign language test are dependent on the Learning Center during the entire learning course and students registered at the Learning Center are dependent on the written teaching materials provided by Party B.

6. The Learning Center is a cooperative project among Parties A, B and C. Each party's share in the profit distribution shall be as follows:

(1). Party C shall be paid for its work according to workload by the Learning Center out of the Center's cost.

(2). After the Learning Center's all operating cost is deducted, Party A shall be entitled to 75% of the total net profit and Party B shall be entitled to 25% of the total net profit.

7. The entire operation of the Learning Center shall be open and transparent and reported annually to the three Parties,

8. Parties A, B and C shall work out detailed plans and implementation plans regarding the construction of the Learning Center as soon as possible.

9. Any other matters of relevance but not included in here shall be resolved based on further consultations among Parties A, B and C.

Party A: Shanghai Broadband Network Inc.
(official corporate seal affixed)

Party B: Shanghai General Foreign Language Testing Office
(signature and official seal affixed)

Party C: Technical Center of Shanghai City Information Office
(signature and official seal affixed)

Date: __________Day of ________, 2001

I hereby certify this to be a true translation of the attached document in Chinese This 23rd Day of September, 2001
/s/ Changbo Bai

CHANGBO BAI, LL.B., LL.M.
Certified Translator/Interpreter
2797 East 46th Avenue
Vancouver BC V5S 1A8
Tel: 604-438-9538